RESOURCEPHOENIX.COM

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 18, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ReSourcePhoenix.com., a Delaware corporation (the "Company"), will be held on May 18, 2000 at 9:30 a.m., local time, at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, CA 94903, for the following purposes:

         1. To elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified.

         2. To approve an amendment to the Company's Restated 1999 Stock Plan to increase the number of shares of Class A Common Stock available for grant thereunder by 2,000,000 to a total of 3,260,000.

         3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Stockholders of record at the close of business on April 11, 2000 are entitled to vote at the meeting and any postponement or adjournment thereof.

                                         FOR THE BOARD OF DIRECTORS


                                         Gus Constantin
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

San Rafael, California
April 25, 2000







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WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,  PLEASE COMPLETE, DATE AND SIGN
THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
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                               RESOURCEPHOENIX.COM
                              2401 Kerner Boulevard
                              San Rafael, CA 94901
                                 (415) 485-4600
                            ------------------------

                               PROXY STATEMENT FOR

                       2000 ANNUAL MEETING OF STOCKHOLDERS


         The enclosed proxy is solicited on behalf of the Board of Directors of ReSourcePhoenix.com for use at the 2000 Annual Meeting of Stockholders, which will be held on Thursday, May 18, 2000, at 9:30 a.m., local time, and at any adjournment or postponement thereof. The Annual Meeting will be held at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, CA 94903.

         These materials were first mailed on or about April 25, 2000.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

         The purposes of the Annual Meeting are as follows:

   o to elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified;

   o to approve an amendment to the Company's Restated 1999 Stock Plan to increase the number of shares of Class A Common Stock available for grant thereunder by 2,000,000 to a total of 3,260,000;

   o to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

   o to transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date and Shares Outstanding

         Stockholders of record at the close of business on April 11, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, 4,028,000 shares of the Company's Class A Common Stock were outstanding and 7,172,000 shares of Class B Common Stock were outstanding. For information regarding security ownership by management and by beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked at any time before its use by: (1) delivering to our corporate secretary a written notice of revocation, (2) delivering to our corporate secretary a duly executed proxy bearing a later date or (3) attending the Annual Meeting and voting in person. Attending the Annual Meeting and not voting will not revoke a proxy.

Voting and Solicitation

         Shares of common stock represented by properly executed proxies will be voted in accordance with the instructions given on such proxies. In the absence of specific instructions to the contrary, properly executed proxies will be voted:

         o    FOR the election of each of the nominees as a director;

         o    FOR the  approval of the  amendment  to the  Company's  1999 Stock
              Plan; and

         o FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2000.

No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as recommended by the Board of Directors. Stockholders are not entitled to cumulative voting.

         We will pay the costs of soliciting proxies. We will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, without additional compensation, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-Votes

         The presence, in person or by proxy, of at least a majority of the voting power of the shares outstanding on the record date, April 11, 2000, is necessary to attain a quorum. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when a nominee, such as a financial institution, returns a proxy, but does not have the authorization from the beneficial owner to vote the owner's shares on a particular proposal because the nominee did not receive voting instructions (via proxy vote) from the beneficial owner. Broker non-votes and abstentions are counted toward a quorum.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees

         Four (4) directors will be elected at the Annual Meeting. Unless otherwise instructed, properly executed proxies will be voted "FOR" each of the nominees named below. In the event that any nominee is unable or declines to serve as a director, the proxies will be voted for a nominee designated by the Board of Directors. The term of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified. We do not expect that any nominee will be unable or will decline to serve as a director.

         The name of and certain information regarding each nominee is set forth below.

   Name of Nominee          Age      Principal Occupation         Director Since
   ---------------          ---      --------------------         --------------

   Gus Constantin            62      Chairman of the Board and
                                     Chief Executive Officer           1999

   James Barrington (1)(2)   59      Private business consultant       1999

   Glen McLaughlin (1)(2)    65      President and Chief Executive
                                     Officer of Venture Leasing
                                     Associates                        1999

   Roger Smith (1)(2)        59      Principal, Smith Venture
                                     Group                             1999
---------------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

         GUS CONSTANTIN has served as our Chairman of the Board and Chief Executive Officer since founding the company in 1996. In 1972, Mr. Constantin founded Phoenix Leasing Incorporated, a company specializing in lease financing for businesses. Mr. Constantin currently serves as Chairman of the Board and Chief Executive Officer of Phoenix Leasing, as well as Phoenix Cable Incorporated, Phoenix Precision Graphics, Inc. and Phoenix American Incorporated. Each of these entities is located in San Rafael, California. Mr. Constantin devotes approximately 40% of his professional time to us, 40% to Phoenix Leasing, 5% to Phoenix Cable, and 15% to Phoenix Precision Graphics. From 1969 to 1972, he served as Director, Computer and Technical Equipment of DCL Incorporated (formerly Diebold Computer Leasing Incorporated), a corporation formerly listed on the American Stock Exchange, and as Vice President and General Manager of DCL Capital Corporation, a wholly-owned subsidiary of DCL Incorporated. Mr. Constantin was actively engaged in marketing manufacturer leasing programs to computer and medical equipment manufacturers and in directing DCL Incorporated's IBM System/370 marketing activities. Prior to 1969, Mr. Constantin was employed by IBM Corporation as a data processing systems engineer for four years. Mr. Constantin received his B.S. in engineering from University of Michigan and his M.S. in management science from Columbia University.

         JAMES BARRINGTON has been a director since September 1999. Mr. Barrington is currently a private business consultant. From 1965 to 1999, Mr. Barrington was with Arthur Andersen LLP, serving primarily as an audit and business advisory partner. Mr. Barrington received his B.S. in accounting from San Jose State University and his M.B.A. from the University of California at Berkeley.

         GLEN McLAUGHLIN has been a director since August 1999. Since December 1986, Mr. McLaughlin has served as President, Chief Executive Officer and a director of Venture Leasing Associates, a general equipment leasing company. From 1982 to 1990, Mr. McLaughlin was a director of Phoenix American Inc. From 1995 to 1998, Mr. McLaughlin was a director of Phoenix Receivables I, Inc. Mr. McLaughlin currently serves on the Board of Directors of Phoenix Receivables II, Inc. and Phoenix Receivables III, Inc. Mr. McLaughlin is also a director of Greater Bay Bancorp, a bank holding company and several privately-held companies. Mr. McLaughlin received his B.B.A. in accounting and business administration from the University of Oklahoma and his M.B.A. in finance and business administration from Harvard University.

         ROGER SMITH has been a director since August 1999. Since January 1999, Mr. Smith has been the owner of Smith Venture Group, a venture capital firm, a position he also held from February 1994 to March 1998. From March 1998 to January 1999, Mr. Smith was President of Venture Banking at Greater Bay Bancorp, a bank holding company. Since July 1994, Mr. Smith has served on the board of directors of Venture Lending and Leasing Inc., an investment company. Mr. Smith received his B.S. in business administration from the University of Colorado and his M.B.A. from the University of Santa Clara.

There are no family relationships among our directors or executive officers.

Required Vote

         Directors will be elected by a plurality of the votes cast at the meeting assuming a quorum is present. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes. Abstentions and broker non-votes will have no effect on the outcome of the vote.

         Gus Constantin controls all shares of Class B Common Stock and intends to vote all such shares in favor of the nominees listed above. Accordingly, the election of each nominee listed above is assured. See "Security Ownership of Certain Beneficial Owners and Management."

Board Meetings and Committees

         The Board of Directors met or took action by written consent seven times during 1999. The Company was formed in July 1999. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the board on which he served, if any. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

         The Audit Committee of the Board of Directors consists of Messrs. Barrington, McLaughlin and Smith. The Audit Committee met once during 1999. The Audit Committee recommends engagement of our independent auditors, and is primarily responsible for approving the services performed by our independent auditors and for reviewing and evaluating our accounting policies and our systems of internal accounting controls.

         The Compensation Committee of the Board of Directors consists of Messrs. Barrington, McLaughlin and Smith. The Compensation Committee met once during 1999. The Compensation Committee reviews and makes recommendations to the Board concerning our executive compensation policy.

Compensation of Directors

         Directors do not currently receive any cash compensation for their service as directors, but are reimbursed for reasonable expenses incurred in attending meetings. Each director is granted on a quarterly basis an option to purchase 1,250 shares of Class A Common Stock at an exercise price equal to the fair market value of our Class A Common Stock on the date of grant. These options are fully vested at the time of grant.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

                    AMENDMENT TO THE RESTATED 1999 STOCK PLAN

General

         The Restated 1999 Stock Plan (the "Stock Plan") was approved by the Board of Directors and the stockholders in 1999. There are currently a total of 1,260,000 shares of Class A Common Stock reserved for issuance under the Stock Plan. As of April 1, 2000, options to purchase approximately 1,095,010 shares were outstanding under the Stock Plan and an aggregate of 154,190 shares were available for future grant thereunder.

Proposal

         In March 2000, the Board of Directors approved an amendment to the Stock Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder by an additional 2,000,000 shares, for an aggregate of 3,260,000 shares reserved for issuance thereunder. At the Annual Meeting, the stockholders are being requested to approve this amendment. The amendment to increase the number of shares reserved under the Stock Plan is proposed in order to give the Board of Directors flexibility to grant stock options. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

Description of the Restated 1999 Stock Plan

Purpose

         The purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company and to promote the success of the Company's business.

Administration

         The Stock Plan may be administered by the Board of Directors of the Company or by a committee of the Board. All stock option grants are currently being administered by the Board of Directors, except for grants to executive officers, which are currently being administered by the Compensation Committee of the Board of Directors. All questions of interpretation of the Stock Plan are determined by the Board of Directors or its committee, and such determinations are final and binding upon all participants.

Eligibility

         The Stock Plan permits participation by employees and consultants of the Company or its majority- owned subsidiaries. Incentive Stock Options may be granted only to employees, including officers and directors. Nonstatutory Stock Options may be granted to employees or consultants of the Company.

Limitations

         Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 400,000 shares of Common Stock.

Terms of Options Granted to Employees and Consultants

         The terms of options granted under the Stock Plan may be determined by the Board of Directors or its committee and are currently being determined by the Board of Directors, except for options granted to executive officers, which are currently being determined by the Compensation Committee of the Board of Directors. Each option is evidenced by a stock option agreement between the Company and the employee or consultant to whom such option is granted and is
generally   subject  to  the   following   additional   terms  and   conditions:


         (a) Exercise of the Option: The Board of Directors of the Company or its committee determines the vesting terms of the options granted to employees and consultants under the Stock Plan. The current form of option agreement for new employees provides that options may be exercised at the rate of twenty-five percent (25%) of the shares granted at the end of the first year after commencement of employment and one-forty-eighth ( 1/48 ) of the shares at the end of each month thereafter, for a total vesting period of four (4) years. The Board or its committee may at any time or from time to time accelerate the vesting of any outstanding option. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment to the Company of the purchase price. The purchase price of the shares purchased upon exercise of any option shall be paid in consideration of such form as is determined by the Board of Directors or its committee, and such form of consideration may vary for each option.

         (b) Option Price: The price of option grants under the Stock Plan is determined by the Board of Directors of the Company or its committee at the time the options are granted. In the case of an incentive stock option granted to an employee, the option price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, with the exception that in the case of an option granted to a stockholder who, immediately prior to such grant, owns stock representing more than 10% of the voting power or value of all classes of stock of the Company, the exercise price may not be less than 110% of such fair market value. In the case of a nonstatutory option granted to any other eligible person, the per share exercise price shall be no less than 85% of fair market value per share on the date of grant.

         (c) Termination of Employment or Consulting Relationship: If the optionee's status as an employee or consultant terminates for any reason other than death or disability, options under the Stock Plan may be exercised within such period of time after such termination as the Board or its committee may determine, up to ninety (90) days in the case of incentive and nonstatutory stock options, and may be exercised only to the extent the option was exercisable on the date of termination.


         (d) Death or Disability of Optionee: If an optionee should die or become totally and permanently disabled while employed by the Company, options may be exercised within twelve (12) months from the date of termination, but only to the extent such options were exercisable on the date of termination and in no event later than the expiration of the term of such options.

         (e)  Term of Option:  Options  granted  under the Stock Plan expire ten
(10) years from the date of grant or such shorter term as may be provided in the notice of grant. However, in the case of an option granted to an employee who at the time the option is granted owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of an incentive stock option shall not be greater than five (5) years from the date of the grant or such shorter term as may be provided in the notice of grant. No option may be exercised by any person after such expiration.


         (f) Non-transferability of Options: Unless otherwise determined by the administrator, an option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or the laws of descent or distribution, and may be exercised only by the optionee during his lifetime.

         (g) Other Provisions: The option agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board of Directors or its committee.

Adjustments Upon Changes in Capitalization

         In the event any change is made in the Company's capitalization which results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, appropriate adjustment shall be made with respect to shares and options available under the Stock Plan. In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it will terminate immediately prior to the consummation of the proposed action, unless otherwise provided for by the Board in its sole discretion. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option or right shall be substituted by the successor corporation unless the Board makes the option fully exercisable prior to the merger. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice and the option will terminate upon the expiration of such period.

Amendment and Termination

         The Board of Directors may at any time or from time to time amend, alter, suspend or terminate the Stock Plan without the approval of the stockholders; provided, however, that the Company shall obtain stockholder approval for any amendment to the Stock Plan to the extent necessary to comply with applicable law. No such action by the Board or stockholders may unilaterally alter or impair any rights previously granted under the Stock Plan without the written consent of the optionee.

Federal Income Tax Consequences

         (a) Incentive Stock Options: An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         (b) Nonstatutory Stock Options: An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Required Vote; Recommendation of the Board of Directors

         A majority of the votes cast at the meeting is required to approve this proposal assuming a quorum is present. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes. Abstentions and broker non-votes will have no effect on the outcome of the vote.

         Gus Constantin controls all shares of Class B Common Stock and intends to vote all such shares in favor of this proposal. Accordingly, the passage of this proposal is assured. See "Security Ownership of Certain Beneficial Owners and Management."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE STOCK PLAN.

                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Arthur Andersen LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2000 and recommends that stockholders ratify such appointment.

         Arthur Andersen LLP has audited the financial statements of the Company and its operating subsidiary for each fiscal year since the inception of the Company and its operating subsidiary. Representatives of Arthur Andersen are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote; Recommendation of the Board of Directors

         A majority of the votes cast at the meeting is required to approve this proposal assuming a quorum is present. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes. Abstentions and broker non-votes will have no effect on the outcome of the vote.

         Gus Constantin controls all shares of Class B Common Stock and intends to vote all such shares in favor of this proposal. Accordingly, the passage of this proposal is assured. See "Security Ownership of Certain Beneficial Owners and Management."

THE  BOARD  OF  DIRECTORS  UNANIMOUSLY   RECOMMENDS  THAT  YOU  VOTE  "FOR"  THE
APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                OTHER INFORMATION

Executive Officers

Our executive officers as of April 20, 1999 are as follows:

         Name                         Age     Position
         ----                         ---     --------

         Gus Constantin                62     Chairman of the Board and Chief
                                              Executive Officer

         Michael D'Almada-Remedios     36     Senior Vice President and Chief
                                              Technology Officer

         David Brunton                 49     Senior Vice President, Operations

         W. Corey West                 37     Senior Vice President, Sales &
                                              Marketing

         Gregory Thornton              47     Vice President and Chief Financial
                                              Officer

Biography for Mr. Constantin is set forth above under "Election of Directors."

         DAVID BRUNTON has served as Senior Vice President, Operations since December 1999. Prior to assuming his current position, Mr. Brunton served as Vice President and Chief Financial Officer from January 1997 to December 1999. From February 1987 to December 1996, Mr. Brunton served as Corporate Controller of Phoenix Leasing Incorporated and Phoenix American Incorporated. Mr. Brunton received his B.A. in social welfare from the University of California at Chico and is a Certified Public Accountant.

         MICHAEL D'ALMADA-REMEDIOS has served as Senior Vice President and Chief Technology Officer since December 1999. From September 1998 to December 1999, Dr. D'Almada-Remedios served as Vice President and Chief Technology Officer. From February 1992 to September 1998, Dr. D'Almada-Remedios was with Wells Fargo Bank, most recently as a vice president responsible for selecting technologies, developing applications and running operations to support numerous areas of consumer and business banking. Dr. D'Almada-Remedios received his B.Sc. in physics and computer science from Kings College, University of London and his Ph.D. in fluid dynamics and computer control from Nottingham (Trent) University, England.

         W. COREY WEST has served as Senior Vice President, Sales and Marketing since December 1999. From October 1998 to December 1999, Mr. West served as Group Vice President, Sales and Marketing. From July 1986 to October 1998, Mr. West was with Arthur Andersen LLP, most recently as a partner. Mr. West received his B.S. in accounting and finance from the University of Washington and is a Certified Public Accountant.

         GREGORY THORNTON has served as our Vice President and Chief Financial Officer since December 1999. Prior to assuming his current position, Mr. Thornton served since 1990 in various capacities with Harding Lawson Associates Group, Inc., an international engineering and consulting firm, including most recently as Vice President and Chief Financial Officer. Mr. Thornton received his B.A. in political science and business administration from Seattle Pacific University and an M.B.A. from the University of Southern California.

Section 16(a) Beneficial Ownership Reporting Compliance

         The Company's directors, executive officers and 10% stockholders are required to report their ownership of the Company's common stock and any changes in that ownership to the SEC. To the Company's knowledge, all required filings in 1999 were properly made in a timely fashion. In making the foregoing statement, the Company has relied on the representations of the persons involved and on copies of their reports filed with the SEC.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding beneficial ownership of our common stock as of April 1, 2000 by:

    o each person or entity known to us to own beneficially more than 5% of either class of our common stock;

    o    each of our directors;

    o    each of our named executive officers; and

    o    all directors and executive officers as a group.


                                            Class A Common Stock               Class B Common Stock
                                            --------------------               --------------------

                                          Shares                             Shares                           Percent of
                                       Beneficially                       Beneficially                       Total Voting
                Name                       Owned         Percent (1)          Owned         Percent (1)        Power (1)
                ----                       -----         -------              -----         -------            -----

Gus Constantin (2)                          3,040              *            7,172,000          100%            89.9%

Bryant Tong (3)                           405,354           9.1%                   --            --                *

David Brunton (3)                          42,480           1.0%                   --            --                *

W. Corey West (3)                          53,856           1.3%                   --            --                *

Michael D'Almada-Remedios (3)              28,800              *                   --            --                *

James Barrington (3)                        3,040              *                   --            --                *

Glen McLaughlin (3)                         3,040              *                   --            --                *

Roger Smith (3)                             3,040              *                   --            --                *

Greg Thornton                                 500              *                   --            --                *

All    directors    and    executive      543,150          11.9%            7,172,000          100%            90.0%
officers as a group (9 persons)

     *   Less than one percent

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

         (1) The foregoing percentages are based on 11,200,000 shares of Class A and Class B common stock outstanding.

         (2) The shares of Class A common stock owned consist of options that are exercisable within 60 days of April 1, 2000. All of the Class B securities are held by the Gus and Mary Constantin 1978 Living Trust, of which Mr. Constantin and his wife are trustees. The living trust can be amended or revoked at any time at the option of Mr. Constantin and his wife. Mr. Constantin and his wife, as trustees of the living trust, are authorized to exercise all rights with respect to the Class B common stock held by the trust, including the right to vote and dispose of such shares. The address of each of Mr. Constantin and his wife is c/o ReSourcePhoenix.com, 2401 Kerner Boulevard, San Rafael, CA 94901-55529.

         (3) Consists of shares of Class A Common Stock subject to options that are exercisable within 60 days of April 1, 2000.

Executive Compensation

         The following table summarizes the compensation paid to our named executive officers during the two fiscal years ended December 31, 1999:

                                                                                                        Long-Term Compensation
                                                            Annual Compensation                                  Awards
                                                           ---------------------   ----------------------------------------------

                                                                                                    Securities
                                                                                   Other Annual     Underlying   All Compensation
    Name and Principal Position             Fiscal Year    Salary         Bonus    Compensation     Options (#)          (1)
-----------------------------------------   -----------   --------       -------   ------------     -----------  ----------------

Gus Constantin                                  1999      $148,029       $    --       $    --            1,890        $    --
Chairman of the Board and Chief Executive       1998            --            --            --               --             --
Officer

Bryant Tong (6)                                 1999       200,000        49,591        10,747(2)       427,204         14,122
President and Chief Operating Officer           1998       180,000            --        10,747(2)            --         13,497

W. Corey West                                   1999       136,666            --        44,000(3)        70,956             --
Senior Vice President, Sales & Marketing        1998(4)     25,538            --        11,250(3)            --             --

Michael D'Almada Remedios                       1999       143,625        10,200            --           40,900             --
Senior Vice President and Chief Technology      1998(5)     40,114         2,500            --               --             --
Officer

David Brunton                                   1999       129,583        10,100            --           54,900          8,016
Senior Vice President, Operations               1998       100,000        10,000            --               --         10,830

------------------------------

    (1) The amounts shown are allocations of employer contributions to our profit sharing plan.

    (2) The amounts shown for Mr. Tong include an automobile allowance of $7,800, company paid health insurance premiums of $2,664 and long term disability premiums of $283.

    (3) The amounts shown include payments to Mr. West of commissions of $38,000 and $10,000 and car allowances of $6,000 and $1,250, for 1998 and 1997, respectively.

    (4)  Mr. West joined us effective October 15, 1998.

    (5)  Dr. Remedios joined us effective September 1, 1998.

    (6) On April 19, 2000, Mr. Tong resigned his positions as President, Chief Operating Officer and member of the Board of Directors.

Option Grants in Last Fiscal Year

         The following table summarizes option grants made to each of our named executive officers during 1999:

                                                          Individual Grants
                                    -----------------------------------------------------------------

                                                       Percent of                                     Potential Realized
                                                         Total                                         Value at Assumed
                                                        Options                                     Annual Rates of Stock
                                       Number of       Granted To                                     Price Appreciation
                                       Securities      Employees       Exercise                        for Option Term
                                       Underlying      in Fiscal      Price Per
               Name                 Options Granted       Year          Share      Expiration Date       5%         10%
---------------------------------------------------------------------------------------------------------------------------

Gus  Constantin  . . . . .                540(1)          *            $ 8.00          10/12/04      $  1,194  $    2,637
                                          100(2)          *             15.69          12/06/04           433         958
                                        1,250(1)          *             17.25          12/30/04         5,957      13,164

Bryant  Tong  (4) . . . . .           402,314(3)         40.0%           2.08          08/03/09       526,267   1,333,665
                                          540(1)          *              8.00          10/12/09         2,717       6,885
                                       23,000(2)          2.3            8.00          10/12/09       115,717     293,249
                                          100(2)          *             15.69          12/06/09           987       2,501
                                        1,250(1)          *             17.25          12/30/09        13,561      34,365

W. Corey West.  . . . . . .            53,856(3)          5.4            2.08          08/03/09        70,449     178,532
                                       12,000(2)          1.2            8.00          10/12/09        60,374     152,999
                                          100(2)          *             15.69          12/06/09           987       2,501

Michael D'Almada-Remedios .            28,800(3)          2.9            2.08          08/03/09        37,673      95,472
                                       12,000(2)          1.2            8.00          10/12/09        60,374     152,999
                                          100(2)          *             15.69          12/06/09           987       2,501

David Brunton.  . . . . . .            42,480(3)          4.2            2.08          08/03/09        55,568     140,821
                                       12,000(2)          1.2            8.00          10/12/09        60,374     152,999
                                          100(2)          *             15.69          12/06/09           987       2,501
---------------------------

*   Less than one percent

    (1)  Automatic grant to directors. Fully vested on grant.

    (2) Vest over four years, with first 25% vesting on first anniversary of grant and remainder vesting monthly thereafter.

    (3) Vested in full upon the effectiveness of our initial public offering on October 13, 1999.

    (4) On April 19, 2000, Mr. Tong resigned his positions as President, Chief Operating Officer and member of the Board of Directors.

         The options in this table were granted under our 1999 Stock Option Plan. These options have ten-year terms, except that the options granted to Mr. Constantin have five year terms.

         The figures representing percentages of total options granted to employees in the last fiscal year are based on an aggregate of 1,005,410 options granted by us during our fiscal year ended December 31, 1999 to our employees and consultants, including the executive officers named in the summary compensation table.

         Under SEC rules, the amounts in the last two columns represent the hypothetical gain or option spread that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options' applicable terms at assumed annual rates of 5% and 10%. The 5% and 10% assumed annual rates of appreciation are specified by SEC rules and do not represent our estimate or projection of future stock price growth.

1999 Year-End Option Values

         The following table sets forth information, as to the executive officers included in the summary compensation table, concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1999. Also reported are values for in-the-money options that represent the positive spread between the respective exercise prices of these options and $19.75, the closing price of our Class A common stock on December 31, 1999.

                                      Number of Securities          Value of Unexercised
                                     Underlying Unexercised       In-the-Money Options at
                                  Options at December 31, 1999        December 31, 1999
                                  ----------------------------    ------------------------
       Name                        Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------          -----------   -------------   -----------   -------------

Gus Constantin                            1,790            100     $    9,470       $    406

Bryant Tong (1)                         404,104         23,100      7,118,358        270,656

W. Corey West                            53,856         12,100        951,635        141,406

Michael D'Almada-Remedios                28,800         12,100        508,896        141,406

David Brunton                            42,480         12,100        750,622        141,406


    (1)  On April 19, 2000, Mr. Tong resigned his positions with the company.

Report of the Compensation Committee

         The Compensation Committee establishes our general compensation policies as well as the compensation plans and specific compensation levels for executive officers. It also administers our employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the SEC.

         The Compensation Committee establishes the salaries of our executive officers by considering (i) our financial performance for the past year, (ii) the achievement of certain objectives related to the particular executive officer's area of responsibility, (iii) the salaries of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the salaries of our executive officers in the last fiscal year were comparable in the industry for similarly-sized business.

         In addition to salary, the Committee, from time to time, grants options to executive officers. The Committee thus views stock option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the price of our Class A Common Stock, the Committee believes that options motivate executive officers to manage in a manner which will also benefit stockholders. As such, options are granted at the current market price. One of the principal factors considered in granting stock options to an executive officer is the executive officer's ability to influence our long-term growth and profitability.

Chief Executive Officer Compensation

         The   Compensation   Committee   annually   reviews  and  approves  the
compensation of Mr. Constantin, our Chief Executive Officer. In 1999, Mr. Constantin received a salary of $148,029, an option to purchase 100 shares of the Company's Class A Common Stock as part of a Company wide grant to all employees and options to purchase a total of 1,790 shares as a director. Mr. Constantin is a significant stockholder in the Company and therefore is impacted by any effect on the value of the Company's stock resulting from his performance as CEO.

                               Compensation Committee of the Board of Directors

                               James Barrington
                               Glen McLaughlin
                               Roger Smith


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consists of Messrs. Barrington, McLaughlin and Smith, each of whom is an independent, non-employee director. None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

                         Company Stock Price Performance

         The following graph compares the cumulative total return for the period beginning on the date that our Class A Common Stock started trading on the Nasdaq National Market (October 14, 1999) and ending March 31, 2000 for our Class A Common Stock, the Nasdaq Stock Market and the Russell 2000 Index. The graph assumes that $100 was invested in our Class A Common Stock and each of these indices on October 14, 2000. Historic stock price performance is not necessarily indicative of future stock price performance.

                              [graph appears here]

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T

                                                      10/14/99      3/31/00
                                                      --------      -------
         ReSourcePhoenix.com                             100           163
         Nasdaq Stock Market                             100           163
         Russell 2000                                    100           129]

         The lines represent index levels derived from compounded daily returns that include all dividends. The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement (or any portion thereof) into any filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically incorporated this performance by reference, and shall not otherwise by deemed filed under such Acts.

                                  OTHER MATTERS


         We are not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

Deadline for Receipt of Stockholder Proposals

         Any proposal intended to be presented at and included in our proxy materials for the 2001 Annual Meeting of Stockholders must be received at our principal offices no later than December 20, 2000.

                                         FOR THE BOARD OF DIRECTORS


                                         Gus Constantin
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

Dated:  April 25, 2000

                                   APPENDIX A

PROXY                          RESOURCEPHOENIX.COM                         PROXY
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       2000 Annual Meeting of Stockholders

                           To Be Held on May 18, 2000

         The undersigned stockholder of ReSourcePhoenix.com. (the "Company"), hereby appoints Lisa Olsen and Gregory Thornton and each of them, with power of substitution to each, true and lawful attorneys, agents and proxies of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of Common Stock of the Company held of record by the undersigned on April 11, 2000, at the 2000 Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2000 at 9:30 a.m., local time, at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, CA 94903, and any adjournments or postponements thereof.

                 (Continued, and to be signed on the other side)

                              FOLD AND DETACH HERE

                                                     FOR           WITHHOLD ALL
1.  ELECTION OF DIRECTORS:
    Nominees:  Gus Constantin, James               [    ]             [    ]
    Barrington, Glen McLaughlin, Roger Smith

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------


                                                     [X]      Please mark your
                                                              votes as this

                                                      FOR    AGAINST    ABSTAIN

2.  FOR AGAINST  ABSTAIN  APPROVAL OF AMENDMENT TO    [  ]     [  ]       [  ]
    THE 1999 STOCK PLAN. To approve an amendment to the Company's 1999 Stock Plan to increase the number of shares available for grant thereunder by 2,000,000 shares to a total of 3,260,000 shares.

3.  APPOINTMENT OF INDEPENDENT  AUDITORS To ratify    [  ]     [  ]       [  ]
    the appointment of Arthur Andersen LLP as independentauditors of the Company for the fiscal year ending December 31, 2000.

4.  In   their   discretion,   the   proxies   are
    authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.

    The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee for director and FOR Proposals 2 and 3. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders,
    Proxy  Statement dated April 25, 2000 and 1999
    Annual Report to Stockholders.

    Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

    Signature(s)_________________ Dated_____, 2000

    Please sign  exactly as name  appears  hereon.
    Joint  owners  should each sign.  Trustees and
    others  acting  in a  representative  capacity
    should  indicate  the  capacity  in which they
    sign  and  give   their  full   title.   If  a
    corporation,  please  sign in  full  corporate
    name   by   an   authorized   officer.   If  a
    partnership please sign in partnership name by an authorized person.

                              FOLD AND DETACH HERE